Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Government/Credit Bond ETF (ISHGOVCR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Core Short-Term USD Bond ETF (ISHISTB)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
Global Allocation Fund (BR_GAF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc.
(BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA) JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA) MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Bond Index Master Portfolio (MIP_AGG)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
(SMF_PRUTR)
Transamerica BlackRock Global Allocation VP - Trading Sleeve (SMF_TA-
GA)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
01-29-2015
Security Type:
BND/CORP

Issuer
Citigroup Inc. (2018)
Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., Barclays Capital
Inc., CastleOak Securities, L.P., Deutsche Bank
Securities Inc., Goldman, Sachs & Co., HSBC
Securities (USA) Inc., UniCredit Capital Markets
LLC, Wells Fargo Securities, LLC, ANZ Securities,
Inc., Apto Partners, LLC, BBVA Securities Inc.,
Blaylock Beal Van, LLC, BNY Mellon Capital
Markets, LLC, Capital One Securities, Inc., CAVU
Securities, LLC, Credit Agricole Securities (USA)
Inc., Drexel Hamilton, LLC, Fifth Third
Securities, Inc., Great Pacific Securities, ING
Financial Markets LLC, Lebenthal & Co., LLC, Loop
Capital Markets LLC, MFR Securities, Inc.,
Mischler Financial Group, Inc., nabSecurities,
LLC, Nomura Securities International, Inc., PNC
Capital Markets LLC, RB International Markets
(USA) LLC, RBC Capital Markets, LLC, Scotia
Capital (USA) Inc., Siebert Brandford Shank & Co.,
L.L.C., SMBC Nikko Securities America, Inc.,
SunTrust Robinson Humphrey, Inc., The Williams
Capital Group, L.P.

Transaction Details
Date of Purchase
01-29-2015

Purchase Price/Share(per share / % of par)
$99.924
Total Commission, Spread or Profit
0.250%

1.  Aggregate Principal Amount Purchased (a+b)
$437,493,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$139,711,000
b.  Other BlackRock Clients
$297,782,000
2.  Aggregate Principal Amount of Offering
$2,000,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.21874

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
:
02-03-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
:
02-03-2015

Global Syndicate Team Member